Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

New Century Logistics (BVI) Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Ordinary Shares, no par value	Rule 457(o)	287,500	$4.00		$1,150,000	0.00015310	$176.07
Fees to be paid	Equity	Representative’s Warrants	Other(3)	-	-		-	-	-
Fees to be paid	Equity	Ordinary Shares, without par value, underlying Representative’s Warrants	Rule 457(o)	11,500	$5		$57,500	0.00015310	$8.80
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—	—	—
	Total Offering Amounts						$1,207,500
	Total Fee Due						184.87
	Total Fees Previously Paid					$
	Total Fee Offsets
	Net Fee Due						$184.87

(1)	Represents only the additional number of the Registrant’s ordinary shares being registered, including the Registrant’s ordinary shares which the underwriters have the option to purchase. Does not include the ordinary shares that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-274115) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 20, 2024 and the Post Effective Amendment No.2 to the Registration Statement on Form F-1, as amended (File No. 333-274115) which was declared effective by the Securities and Exchange Commission on December 13, 2024.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price. The Registrant previously registered 1,495,000 ordinary shares on the Registration Statement, for which the Registrant previously paid a filing fee of $3142.84. In accordance with Rule 462(b) under the Securities Act, an additional amount of ordinary shares having the proposed maximum aggregate offering price of $1,207,500 is hereby registered, which includes the Registrant’s ordinary shares which the underwriters have the option to purchase and the ordinary shares underlying the Representative’s Warrants..

(3)	No fee required pursuant to Rule 457(g).